UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 11, 2011

THE TIMKEN COMPANY
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-1169 (Commission File Number)	34-0577130 (IRS Employer Identification No.)

1835 Dueber Avenue, S.W., Canton, Ohio (Address of principal executive offices)	44706-2798 (Zip Code)
Registrant’s telephone number, including area code: (330) 438-3000
Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01.	Entry into a Material Definitive Agreement.
     On May 11, 2011, The Timken Company (the “Company”), together with certain of its subsidiaries as Guarantors, entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A. and KeyBank National Association as Co-Administrative Agents, KeyBank National Association as Paying Agent, L/C Issuer and Swing Line Lender, and the other Lenders party thereto. The Credit Agreement amends and restates the Company’s previous credit agreement dated as of July 10, 2009.
     The Credit Agreement matures on May 11, 2016 and is a $500 million unsecured revolving credit facility. The interest rate is based on a spread based on grid pricing determined by the Company’s Consolidated Leverage Ratio. In addition, the Company will pay a facility fee based on the Consolidated Leverage Ratio times the aggregate commitments of all of the Lenders. The Credit Agreement is not secured by assets of the Company. Except for existing Letters of Credit issued under the Credit Agreement, the Company did not borrow any amounts under the Credit Agreement as of May 11, 2011. Under the terms of the Credit Agreement, the Company is entitled on one or more occasions, subject to the satisfaction of certain conditions, to request an increase in the commitments under the Credit Agreement in the aggregate principal amount of up to $100 million to the extent that existing or new lenders agree to provide such additional commitments.
     The Credit Agreement is subject to customary events of default. If any event of default occurs and is continuing, the Lenders may instruct the Co-Administrative Agents to accelerate amounts due under the Credit Agreement (except for a bankruptcy event of default, in which case such amounts will automatically become due and payable) and exercise other rights and remedies.
     A copy of the Credit Agreement is filed as Exhibit 10.1 hereto. The foregoing description of the Credit Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Credit Agreement, which is incorporated by reference herein.
     The lenders and the agents (and each of their respective subsidiaries or affiliates) of the Credit Agreement have in the past provided, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, the Company and its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries or affiliates, for such services.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibit.
     The following exhibit is being filed with this Current Report on Form 8-K:

10.1	Second Amended and Restated Credit Agreement dated as of May 11, 2011 by and among: The Timken Company, together with certain of its subsidiaries as Guarantors; Bank of America, N.A. and KeyBank National Association as Co-Administrative Agents; KeyBank National Association as Paying Agent, L/C Issuer and Swing Line Lender; and the other Lenders party thereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 11, 2011

THE TIMKEN COMPANY
By:	/s/ William R. Burkhart
	Name:	William R. Burkhart
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amended and Restated Credit Agreement dated as of May 11, 2011 by and among: The Timken Company, together with certain of its subsidiaries as Guarantors; Bank of America, N.A. and KeyBank National Association as Co-Administrative Agents; KeyBank National Association as Paying Agent, L/C Issuer and Swing Line Lender; and the other Lenders party thereto.